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                                                                    Exhibit 99.6




                           CONSENT OF PERSON NAMED AS
                           ABOUT TO BECOME A DIRECTOR



Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of Anadarko Petroleum Corporation in the Registration Statement on Form S-4 of Anadarko Petroleum Corporation dated May 30, 2000.


Dated:  May 30, 2000

                                                  /s/ George Lindahl III
                                                  -------------------------
                                                  Name: George Lindahl III